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                                    EXHIBIT 4.13                  EXECUTION COPY


                   Exchange and Registration Rights Agreement

                            Dated as of May 17, 2001

                                      among

                          America West Airlines, Inc.,

                            Wilmington Trust Company,

                    not in its individual capacity but solely

                                as Trustee under

                              America West Airlines

                       Pass Through Trust, Series 2001-1G,

                              America West Airlines

                       Pass Through Trust, Series 2001-1C

                                       and

                              America West Airlines

                       Pass Through Trust, Series 2001-1D

                                       and

                           Salomon Smith Barney Inc.,

                         Deutsche Banc Alex. Brown Inc.,

                            Mizuho International plc,

                         Banc One Capital Markets, Inc.,

                       Tokyo-Mitsubishi International plc
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                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT


               THIS EXCHANGE AND REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of May 17, 2001, among America West Airlines, Inc., a Delaware corporation (the "Company"), Wilmington Trust Company, not in its individual capacity but solely as trustee under each of the Original Trusts (as defined below), Salomon Smith Barney Inc., Deustche Banc Alex. Brown Inc., Mizuho International plc., Banc One Capital Markets, Inc. and Tokyo-Mitsubishi International plc (collectively, the "Initial Purchasers").

               This Agreement is made pursuant to the Purchase Agreement dated May 10, 2001 among the Company and the Initial Purchasers (the "Purchase Agreement"), which provides that the Trustee will issue and sell $325,143,000 principal amount of the pass through certificates of the Class G Trust (as defined below), $57,021,000 principal amount of the pass through certificates of the Class C Trust (as defined below) and $45,000,000 principal amount of the pass through certificates of the Class D Trust (as defined below) (the Class G Trust, Class C Trust and the Class D Trust together, the "Original Trusts" and such pass through certificates of the Original Trusts, together, the "Initial Certificates"), in each case with Escrow Receipts (as defined below) attached thereto. On the Transfer Date (as defined below), and after satisfaction of the conditions set forth in the Pass Through Trust Agreements (as defined below), each of the Original Trusts will transfer and assign all of its assets and rights to a newly-created successor trust with substantially identical terms (together, the "Successor Trusts") and the Initial Certificates will be deemed for all purposes of the Original Trusts and the Successor Trusts to be certificates representing fractional undivided interests in the Successor Trusts and their respective trust properties. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the exchange and registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

               In consideration of the foregoing, the parties hereto agree as follows:

               1. Definitions. The definitions set forth in this Agreement shall apply equally to both singular and plural forms of the terms defined. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

               "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.

               "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

               "Agreement" shall have the meaning set forth in the preamble of this Agreement.

               "Business Day" shall mean any day on which the New York Stock Exchange, Inc. is open for trading and banks in The City of New York are open for business; references to "day" shall mean a calendar day.
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                                       2

               "Class C Trust" shall mean the America West Airlines Pass Through Trust, Series 2001-1C.

               "Class D Trust" shall mean the America West Airlines Pass Through Trust, Series 2001-1D.

               "Class G Trust" shall mean the America West Airlines Pass Through Trust, Series 2001-1G.

               "Closing Date" shall mean the Closing Date as defined in the Purchase Agreement.

               "Company" shall have the meaning set forth in the preamble of this Agreement and shall include the Company's successors.

               "Depositary Agreement" shall have the meaning set forth in the Purchase Agreement.

               "DTC" shall mean the Depository Trust Company or any other depositary appointed by the Company; provided, however, that any such depositary must have an address in the Borough of Manhattan, in The City of New York.

               "Equipment Notes" shall mean the equipment notes that are the property of the Trusts.

               "Escrow Receipts" shall have the meaning set forth in the Purchase Agreement.

               "Exchange Certificates" shall mean the pass through certificates issued under the Pass Through Trust Agreements or the Successor Pass Through Trust Agreements, as the case may be, and otherwise containing terms identical in all material respects to the Initial Certificates (except that, with respect to the Exchange Certificates of each Trust, (i) interest thereon shall accrue as set forth in Section 2(a) hereof, (ii) the transfer restrictions thereon shall be eliminated, (iii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated and (iv) such Exchange Certificates shall initially be available only in book-entry form) to be offered to Holders of Initial Certificates in exchange for Initial Certificates pursuant to the Exchange Offer.

               "Exchange Offer" shall mean the exchange offer by the Company of Exchange Certificates for Registrable Certificates pursuant to Section 2(a) hereof.

               "Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

               "Exchange Offer Registration Statement" shall mean a Registration Statement on Form S-4 (or, if applicable, on another appropriate form) filed with the SEC pursuant to
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                                       3

Section 2(a) of this Agreement, and all amendments and supplements to such Registration Statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

               "Holders" shall mean each of the Initial Purchasers, for so long as they own any Registrable Certificates, and each of their successors, assigns and direct and indirect transferees who become registered owners of Registrable Certificates.

               "Initial Certificates" has the meaning set forth in the preamble of this Agreement.

               "Initial Purchasers" shall have the meaning set forth in the preamble of this Agreement.

               "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Certificates; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Certificates is required hereunder, Registrable Certificates held by the Company or any of its "affiliates" (as such term is defined in Rule 405 under the 1933 Act) (other than the Initial Purchasers or subsequent holders of Registrable Certificates if such subsequent holders are deemed to be affiliates solely by reason of their holding of such Registrable Certificates) shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage or amount.

               "NASD" shall mean the National Association of Securities Dealers, Inc.

               "Original Trusts" shall have the meaning set forth in the preamble of this Agreement.

               "Participating Broker-Dealer" shall have the meaning set forth in
Section 3(f) of this Agreement.

               "Pass Through Trust Agreements" shall mean each of the Pass Through Trust Agreements relating to the Initial Certificates between the Company and each Trustee, as may be amended from time to time in accordance with the terms thereof.

               "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

               "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Certificates covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.
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                                       4

               "Purchase Agreement" shall have the meaning set forth in the preamble of this Agreement.

               "Registrable Certificates" shall mean the Initial Certificates; provided, however, that the Initial Certificates shall cease to be Registrable Certificates when (i) a Shelf Registration Statement with respect to such Initial Certificates shall have been declared effective under the 1933 Act and such Initial Certificates shall have been disposed of pursuant to such Shelf Registration Statement, (ii) such Initial Certificates shall have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act or may then be sold to the public pursuant to paragraph (k) of said Rule 144 (or any similar provision then in force) by Holders other than "affiliates" or former "affiliates" (as such term is defined in paragraph (a) of Rule 144) of the Company, (iii) such Initial Certificates shall have ceased to be outstanding or (iv) such Initial Certificates have been exchanged for Exchange Certificates upon consummation of the Exchange Offer.

               "Registration Default" shall have the meaning set forth in
Section 2(b) of this Agreement.

               "Registration Event" shall mean the declaration of the effectiveness by the SEC of an Exchange Offer Registration Statement or a Shelf Registration Statement.

               "Registration Expenses" shall mean any and all reasonable expenses incident to performance of or compliance by the Company and the Trustees with this Agreement, including without limitation: (i) all SEC, stock exchange or NASD registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state or other securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with state or other securities or blue sky qualification of any of the Exchange Certificates or Registrable Certificates), (iii) all expenses incurred by the Company in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Certificates on any securities exchange or exchanges, (vi) all fees and disbursements relating to the qualification of the Pass Through Trust Agreements and the Successor Pass Through Trust Agreements under applicable securities laws, (vii) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (viii) the reasonable fees and expenses of the Trustees, including their counsel, and any escrow agent or custodian, (ix) in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and
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                                       5

which counsel may also be counsel for the Initial Purchasers) and (x) any reasonable fees and disbursements of the underwriters, if any, in connection with any Shelf Registration Statement, and the reasonable fees and expenses of any special experts retained by the Company in connection with any Registration Statement, in each case as are customarily required to be paid by issuers, but excluding (with respect to clauses (iii) through (x) above) fees of counsel to the underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any relating to the sale or disposition of Registrable Certificates by a Holder.

               "Registration Statement" shall mean any registration statement of the Company which covers any of the Exchange Certificates or Registrable Certificates pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

               "SEC" shall mean the Securities and Exchange Commission, as from time to time constituted or created under the United States Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties on such date.

               "Shelf Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2(b) hereof.

               "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2(b) of this Agreement which covers some or all of the Registrable Certificates (but no other securities unless approved by the Holders whose Registrable Certificates are covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

               "Staff" shall mean the Staff of the Division of Corporation Finance of the SEC.

               "Successor Pass Through Trust Agreements" shall mean each of the Successor Pass Through Trust Agreements entered into on the date hereof between the Company and each Trustee forming the Successor Trusts, as may be amended from time to time in accordance with the terms thereof.

               "Successor Trusts" shall have the meaning set forth in the preamble of this Agreement.
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                                       6

               "TIA" shall have the meaning set forth in Section 3(l) of this Agreement.

               "Transfer Date" shall have the meaning set forth in the Purchase Agreement.

               "Trustees" shall mean the trustees under the Pass Through Trust Agreements or the Successor Pass Through Trust Agreements, as the case may be.

               "Trusts" shall mean the Class G Trust, the Class C Trust and the Class D Trust, or the Successor Trusts, as the case may be.

               2. Registration under the 1933 Act. (a) Exchange Offer Registration. To the extent not prohibited by any applicable law or applicable interpretation of the Staff, the Company shall use its best efforts (A) to file with the SEC within 120 days after the Closing Date an Exchange Offer Registration Statement covering the offer by the Company to the Holders to exchange all of the Registrable Certificates for Exchange Certificates, (B) to cause such Exchange Offer Registration Statement to be declared effective by the SEC within 180 days after the Closing Date, (C) to cause such Registration Statement to remain effective until the closing of the Exchange Offer and (D) to consummate the Exchange Offer within 210 days after the Closing Date. Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder (other than Participating Broker-Dealers) eligible and electing to exchange Registrable Certificates for Exchange Certificates (assuming that such Holder is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act, acquires the Exchange Certificates in the ordinary course of such Holder's business and has no arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing the Exchange Certificates) to trade such Exchange Certificates from and after their receipt without any limitations or restrictions under the 1933 Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

               In connection with the Exchange Offer, the Company shall or shall direct the Trustees to and the Trustee shall:

                              (i) mail to each Holder a copy of the Prospectus
               forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                              (ii) keep the Exchange Offer open for not less
               than 30 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

                              (iii) use the services of DTC for the Exchange
               Offer with respect to Initial Certificates evidenced by global certificates;

                              (iv) permit Holders to withdraw tendered
               Registrable Certificates at any time prior to the close of business, New York City time, on the last Business Day on which the
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               Exchange Offer shall remain open, by delivering to the
               institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Certificates delivered for exchange, and a statement that such Holder is withdrawing its election to have such Registrable Certificates exchanged;

                              (v) use its best efforts to ensure that (i) any
               Exchange Offer Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not, prior to the consummation of the Exchange Offer, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; and

                              (vi) otherwise comply in all respects with all
               applicable laws relating to the Exchange Offer.

               As soon as practicable after the close of the Exchange Offer, the Company shall or shall direct the Trustees to and the Trustees shall:

                              (i) accept for exchange Registrable Certificates
               duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which is an exhibit thereto;

                              (ii) cancel or cause to be canceled all
               Registrable Certificates so accepted for exchange by the Company; and

                              (iii) promptly cause to be authenticated and
               delivered Exchange Certificates to each Holder of Registrable Certificates equal in amount to the Registrable Certificates of such Holder so accepted for exchange.


               Interest on each Exchange Certificate will accrue from the last date on which interest was paid on the Registrable Certificates surrendered in exchange therefor or, if no interest has been paid on the Registrable Certificates, from the Closing Date. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the Staff. Each Holder of Registrable Certificates (other than Participating Broker-Dealers) who wishes to exchange such Registrable Certificates for Exchange Certificates in the Exchange Offer shall represent that (i) it is not an "affiliate" of the Company or the Trustee within the meaning of Rule 405 under the 1933 Act, (ii) any Exchange Certificates to be received by it were
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                                       8

acquired in the ordinary course of business and (iii) it has no arrangement with any Person to participate in the distribution (within the meaning of the 1933
Act) of the Exchange Certificates.

               (b) Shelf Registration. (i) If, because of any change in law or applicable interpretations thereof by the Staff, the Company is not permitted to effect the Exchange Offer as contemplated by Section 2(a) hereof, or (ii) if for any other reason the Exchange Offer is not consummated within 210 days after the Closing Date (a "Registration Default"), or (iii) if any Holder (other than an Initial Purchaser) is not eligible to participate in the Exchange Offer or (iv) upon the request of any Initial Purchaser (with respect to any Registrable Certificates which it acquired directly from the Company) following the consummation of the Exchange Offer if such Initial Purchaser shall hold Registrable Certificates which it acquired directly from the Company and if such Initial Purchaser is not permitted, in the opinion of counsel to such Initial Purchaser, pursuant to applicable law or applicable interpretation of the Staff to participate in the Exchange Offer, the Company shall, at its cost:

                              (A) as promptly as practicable, file with the SEC
               a Shelf Registration Statement relating to the offer and sale of the Registrable Certificates by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders of such Registrable Certificates and set forth in such Shelf Registration Statement, and use its best efforts to cause such Shelf Registration Statement to be declared effective by the SEC by the 180th day after the Closing Date in the event that the Company is not permitted to effect the Exchange Offer as contemplated by Section 2(a) hereof (or promptly if the Exchange Offer is not consummated within 210 days after the Closing Date or in the event of a request by any Holder pursuant to clause
               (iii) above or any Initial Purchaser pursuant to clause (iv) above). In the event that the Company is required to file a Shelf Registration Statement upon the request of any Holder (other than an Initial Purchaser) not eligible to participate in the Exchange Offer pursuant to clause (iii) above or upon the request of any Initial Purchaser pursuant to clause (iv) above, the Company shall file and use its best efforts to have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to
               Section 2(a) with respect to all Registrable Certificates and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Certificates held by such Holder or such Initial Purchaser after completion of the Exchange Offer. If the Company files a Shelf Registration Statement pursuant to Section 2(b)(i) or (ii) hereof, the Company will no longer be required to effect the Exchange Offer;

                              (B) use its best efforts to keep the Shelf
               Registration Statement continuously effective, in order to permit the Prospectus forming part thereof to be usable by Holders, until the end of the period referred to in Rule 144(k) or any successor provision thereof (or one year from the Closing Date if such Shelf Registration Statement is filed upon the request of any Initial Purchaser pursuant to clause (iv) above) or such shorter period as shall end when all of the Registrable Certificates covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding; and
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                                       9

                              (C) notwithstanding any other provisions hereof,
               use its best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto (in either case, other than with respect to information included therein in reliance upon or in conformity with information furnished to the Company by or on behalf of a Holder specifically for use therein (the "Holders' Information")) does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) during the period in which the Shelf Registration Statement is effective any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time) (in any case, other than with respect to Holders' Information), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

               The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement if reasonably requested by the Majority Holders with respect to Holders' Information and otherwise as required by Section 3(b) below, to use all reasonable efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as practicable thereafter and to furnish to the Holders of Registrable Certificates included in the Shelf Registration Statement copies of any such supplement or amendment promptly after its being used or filed with the SEC.

               The Company shall be allowed a period of five days, beginning on the first day a Registration Default occurs, to cure such Registration Default before the Company will be required to comply with the requirements of Section 2(b).

               (c) Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) or 2(b) and, in the case of any Shelf Registration Statement, will reimburse the Holders or Initial Purchasers for the reasonable fees and disbursements of one firm or counsel designated in writing by the Majority Holders to act as counsel for the Holders of the Registrable Certificates in connection therewith. Each Holder shall pay all expenses of its counsel, other than as set forth in the preceding sentence, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Certificates pursuant to the Shelf Registration Statement.

               (d) Effective Registration Statement. (i) The Company will be deemed not to have used its best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if the Company voluntarily takes any action that would result in any such Registration Statement not being declared effective or in the Holders of Registrable Certificates covered thereby not being able to exchange or offer and sell such Registrable Certificates during that period unless (A) such action is required by applicable law or (B) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including, without limitation, the acquisition or divestiture of assets, so long as the Company promptly complies with the requirements of
Section 3(j) hereof, if applicable.

               (ii) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Certificates pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Certificates pursuant to such Registration Statement may legally resume.

               (e) Increase in Interest Rate. In the event that no Registration Event has occurred on or prior to the 210th day after the Closing Date, the interest rate per annum payable in respect of the Initial Certificates shall be increased by 0.50%, effective from and including such 210th day, to but excluding the earlier of (i) the date on which a Registration Event occurs and
(ii) the date on which there cease to be any Registrable Certificates, which additional interest shall be paid through a combination of an increase in the interest rate per annum borne by the Equipment Notes of 0.50% and, if applicable, an increase in the interest rate per annum payable on the Deposits of 0.50% pursuant to the Depositary Agreements. In the event that the Shelf Registration Statement ceases to be effective at any time during the period specified by Section 2(b)(B) hereof for more than 60 days, whether or not consecutive, during any 12-month period, the interest rate payable in respect of the Initial Certificates shall be increased by 0.50% per annum from the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective (or, if earlier, the end of the period specified by Section 2(b)(B) hereof), which additional interest shall be paid through a combination of an increase in the interest rate per annum borne by the Equipment Notes of 0.50% and, if applicable, an increase in the interest rate per annum payable on the Deposits of 0.50% pursuant to the Depositary Agreements.

               (f) Specific Performance. Without limiting the remedies available to the Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and
Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, each Initial Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2(a) and Section 2(b) hereof.

               3. Registration Procedures. In connection with the obligations of the Company with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Company shall:

                              (a) prepare and file with the SEC a Registration
               Statement, within the time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Certificates by the selling Holders thereof and (iii) shall comply as to form in all material respects with the requirements of the applicable form;

                              (b) prepare and file with the SEC such amendments
               and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act;

                              (c) in the case of a Shelf Registration, (i)
               notify each Holder of Registrable Certificates when a Shelf Registration Statement with respect to the Registrable Certificates has been filed and advise such Holders that the distribution of Registrable Certificates will be made in accordance with the method elected by the Majority Holders; (ii) furnish to each Holder of Registrable Certificates included within the coverage of the Shelf Registration Statement at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all reports, other documents and exhibits filed with the SEC (including those incorporated by reference) at the expense of the Company, (iii) furnish to each Holder of Registrable Certificates included within the coverage of the Shelf Registration Statement, to counsel for the Holders and to each underwriter of an underwritten offering of Registrable Certificates, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto as such Holder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Certificates; and (iv) subject to the last paragraph of this Section 3, consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Certificates included in the Shelf Registration Statement in connection with the offering and sale of the Registrable Certificates covered by the Prospectus or any amendment or supplement thereto;

                              (d) use its best efforts to register or qualify
               the Registrable Certificates or cooperate with the Holders of Registrable Certificates and their counsel in the registration or qualification of such Registrable Certificates under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Certificates covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Certificates shall reasonably request in writing, to cooperate with the Holders in connection with any filings required to be made with the NASD, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holders to consummate the disposition in each such jurisdiction of such Registrable Certificates owned by such Holders; provided, however, that in no event shall the Company be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d) or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction if it is not then so subject;

                              (e) in the case of a Shelf Registration or in the
               case of an Exchange Registration, if the Company has received from a Participating Broker-Dealer the notice specified in
               Section 3(f)(A)(ii), notify each Holder of Registrable Certificates included in such Shelf Registration or such Exchange Registration and such Participating Broker-Dealer promptly and, if requested by such Holder, Participating Broker-Dealer or their counsel, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) in the case of a Shelf Registration at the closing of any sale of Registrable Certificates if, between the effective date of a Shelf Registration Statement and such closing, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering cease to be true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose,
               (vi) of the happening of any material event or the discovery of any material facts during the period a Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein (in the case of the Prospectus in light of the circumstances under which they were made) not misleading and (vii) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate;

                              (f) (A) in the case of the Exchange Offer, (i)
               include in the Exchange Offer Registration Statement a "Plan of Distribution" section covering the use of the Prospectus included in the Exchange Offer Registration Statement by broker-dealers who have exchanged their Registrable Certificates for Exchange Certificates for the resale of such Exchange Certificates, (ii) furnish to each broker-dealer who has delivered to the Company a notice that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement to sell Exchange Certificates and is required to deliver a Prospectus and who agrees to be bound by the applicable terms of this Agreement, without charge, as many copies of each Prospectus included in the Exchange Offer

               Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such broker-dealer may reasonably request, (iii) include in the Exchange Offer Registration Statement a statement that any broker-dealer who holds Registrable Certificates acquired for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer"), and who receives Exchange Certificates for Registrable Certificates pursuant to the Exchange Offer, may be a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Certificates, (iv) subject to the last paragraph of Section 3, hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any broker-dealer who has delivered the notice specified in clause
               (ii) above in connection with the sale or transfer of the Exchange Certificates covered by the Prospectus or any amendment or supplement thereto, and (v) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer the following provision:

                              "If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Certificates. If the undersigned is a broker-dealer that will receive Exchange Certificates for its own account in exchange for Registrable Certificates, it represents that the Registrable Certificates to be exchanged for Exchange Certificates were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Certificates pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act";

                              (B) to the extent any Participating Broker-Dealer
               participates in the Exchange Offer, use its best efforts to cause to be delivered at the request of an entity representing the Participating Broker-Dealers (which entity shall be Morgan Stanley & Co. Incorporated, unless it elects not to act as such representative) only one, if any, "cold comfort" letter with respect to the Prospectus in the form existing on the last date for which exchanges are accepted pursuant to the Exchange Offer and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (C) below;

                              (C) to the extent any Participating Broker-Dealer
               participates in the Exchange Offer, use its best efforts to maintain the effectiveness of the Exchange Offer Registration Statement for such period of time as any Participating Broker-Dealer must comply with the prospectus delivery requirements of the 1933 Act;

               provided, however, that such period shall not exceed the 180-day period specified in clause (D) below; and

                              (D) not be required to amend or supplement the
               Prospectus contained in the Exchange Offer Registration Statement as would otherwise be contemplated by Section 3(b), or take any other action as a result of this Section 3(f), for a period exceeding 180 days after the last date for which exchanges are accepted pursuant to the Exchange Offer (as such period may be extended by the Company) and Participating Broker-Dealers shall not be authorized by the Company to, and shall not, deliver such Prospectus after such period in connection with resales contemplated by this Section 3;

                              (g) (A) in the case of an Exchange Offer, furnish
               counsel for the Initial Purchasers and (B) in the case of a Shelf Registration, furnish counsel for the Holders of Registrable Certificates copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

                              (h) make every reasonable effort to obtain the
               withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable;

                              (i) unless any Registrable Certificates are in
               book entry form only, in the case of a Shelf Registration, cause the Trustees to cooperate with the selling Holders of Registrable Certificates to facilitate the timely preparation and delivery of certificates representing Registrable Certificates to be sold free from any restrictive legends; and cause such Registrable Certificates to be in such denominations (consistent with the provisions of the Pass Through Trust Agreements or the Successor Pass Through Trust Agreements, as the case may be) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least two Business Days prior to the closing of any sale of Registrable Certificates;

                              (j) in the case of a Shelf Registration, upon the
               occurrence of any event or the discovery of any facts, each as contemplated by Sections 2(d)(i)(B) or 3(e)(ii)-(vi) hereof, use its best efforts to prepare a post-effective amendment to a Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to the Initial Purchasers of the Registrable Certificates, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus as promptly as practicable upon receipt of such notice until the Company has amended or supplemented the Prospectus to correct such misstatement or omission or until notified that use of the Prospectus may be resumed, provided that the Company shall use all reasonable efforts to cause such suspension not to last more than 30 days per occurrence or more than 60 days in aggregate in a calendar year. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such numbers of copies of the Prospectus, as amended or supplemented, as such Holder may reasonably request;

                              (k) obtain a CUSIP number for all Exchange
               Certificates, or Registrable Certificates, as the case may be, of each Trust not later than the effective date of an Exchange Offer Registration Statement or Shelf Registration Statement, as the case may be, and provide the Trustees with certificates evidencing the Exchange Certificates or the Registrable Certificates, as the case may be, held in book entry form, in a form eligible for deposit with DTC;

                              (l) (i) cause the Pass Through Trust Agreements or
               Successor Pass Through Trust Agreements, as the case may be, to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Certificates, or Registrable Certificates, as the case may be,
               (ii) cooperate with the Trustees and the Holders to effect such changes to the Pass Through Trust Agreements or Successor Pass Through Trust Agreements as may be required for the Pass Through Trust Agreements or Successor Pass Through Trust Agreements, as the case may be, to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its best efforts to cause the Trustees to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Pass Through Trust Agreements or Successor Pass Through Trust Agreements, as the case may be, to be so qualified in a timely manner;

                              (m) in the case of a Shelf Registration, enter
               into such customary agreements (including underwriting agreements in customary form) and take all other customary and appropriate actions (including those reasonably requested by the Holders of a majority in principal amount of Registrable Certificates being sold) in order to expedite or facilitate the disposition of such Registrable Certificates and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                                             (i) make such representations and
                              warranties to the Holders of such Registrable Certificates and the underwriters, if any, in form, substance and scope as are customarily made by the Company to underwriters in similar underwritten offerings as may be reasonably requested by them;

                                             (ii) obtain opinions of counsel to
                              the Company (who may be the general counsel of the Company) and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, or if there are no such managing underwriters, to the Holders of a majority in principal amount of the Registrable Certificates being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings;

                                             (iii) obtain a "cold comfort"
                              letter and updates thereof from the Company's independent certified public accountants addressed to the underwriters, if any, such letter to be in customary form and covering such matters of the type customarily covered in "cold comfort" letters in connection with similar underwritten offerings as the managing underwriters shall reasonably request;

                                             (iv) enter into a securities sales
                              agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Certificates, which agreement shall be in form, substance and scope customary for similar offerings;

                                             (v) if an underwriting agreement is
                              entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 5 hereof (or such other provisions and procedures acceptable to Holders of a majority in principal amount of Registrable Certificates being sold and the managing underwriters) with respect to all parties to be indemnified pursuant to said Section; and

                                             (vi) deliver such other documents
                              and certificates as may be reasonably requested by Holders of a majority in principal amount of Registrable Certificates being sold, and as are customarily delivered in similar offerings.

               The above shall be done at (i) the effectiveness of such Registration Statement (and, if appropriate, each post-effective amendment thereto) if appropriate in connection with any particular disposition of Registrable Certificates and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder. In the case of any underwritten offering, the Company shall provide written notice to the Holders of all Registrable Certificates of such underwritten offering at least 30 days prior to the filing of the prospectus supplement in connection with such underwritten offering. Such notice shall (x) offer each such Holder the right to participate in such underwritten offering, (y) specify a date, which shall be no earlier than 10 days following the date of such notice, by which such Holder must inform the Company of its intent to participate in such underwritten offering and (z) include the instructions such Holder must follow in order to participate in such underwritten offering;

                              (n) in the case of a Shelf Registration, make
               available for inspection by representatives of the Holders of the Registrable Certificates and any underwriters participating in any disposition pursuant to a Shelf Registration Statement and any counsel or accountant retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by it, and cause the respective officers, directors, employees, and any other agents of the Company to make reasonably available all relevant information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a Registration Statement, in each case as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such representatives, underwriters, counsel or accountant, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided further that the foregoing inspection and information gathering shall, to the extent reasonably possible, be coordinated on behalf of the Holders and the other parties entitled thereto by one counsel designated by and on behalf of such Holders and other parties; and provided further that each person performing such inspection and information gathering will be required to execute a confidentiality agreement containing customary terms and provisions and to agree that upon learning that disclosure of such information is sought in connection with a court proceeding or required by law, it will give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of such confidential information;

                              (o) (i) a reasonable time prior to the filing of
               any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the Initial Purchasers, and use its best efforts to reflect in any such document when filed such comments as any of the Initial Purchasers or their counsel may reasonably request; (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus (unless such supplement is being filed in response to a request by a Holder to amend any Holder's Information with respect to such Holder), provide copies of such document to the Holders of Registrable Certificates participating in a disposition thereunder, to the Initial Purchasers, to counsel on behalf of the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Certificates, if any, and use its best efforts to reflect such comments in any such document when filed as such Holders of Registrable Certificates, their counsel and any underwriter may reasonably request; and
               (iii) cause the representatives of the Company to be available for discussion of such document as shall be reasonably requested by such Holders of Registrable Certificates, the Initial Purchasers on behalf of such Holders or any underwriter and shall not at any time make any filing of any such document of which such Holders, the Initial Purchasers on behalf of such Holders, their counsel or any underwriter shall not have previously been advised and furnished a copy or to which such Holders, the Initial Purchasers on behalf of such Holders, their counsel or any underwriter shall reasonably object;

                              (p) use its best efforts to cause the Exchange
               Certificates or Registrable Certificates, as the case may be, to be rated with two nationally recognized statistical rating organizations (as such term is defined in Rule 436(g)(12) under the 1933 Act);

                              (q) in the case of a Shelf Registration, use its
               best efforts to cause all Registrable Certificates to be listed on any securities exchange or any automated quotation system on which similar securities issued by the Company are then listed if requested by the Majority Holders, to the extent such Registrable Certificates satisfy applicable listing requirements; and

                              (r) otherwise use its best efforts to comply with
               all applicable rules and regulations of the SEC and make generally available to its security holders, as soon as reasonably practicable after the effective date of a Registration Statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder.

               In the case of a Shelf Registration Statement, the Company may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Registrable Certificates to agree to be bound by the applicable terms of this Agreement and to furnish to the Company such information regarding such Holder and the proposed distribution by such Holder of such Registrable Certificates as the Company may from time to time reasonably request and the Company may exclude from such registration the Registrable Certificates of any Holder that fails to furnish such information within a reasonable time after receiving such request. Each Holder as to which any Shelf Registration is being effected hereby agrees to furnish to the Company all information with respect to such Holder necessary to make the information previously furnished to the Company by such Holder not materially misleading.

               Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Sections 2(d)(i)(B) or 3(e)(ii)-(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Certificates pursuant to such Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(j) hereof or it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies in its possession other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Certificates current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Certificates pursuant to a Registration Statement as a result of the happening of any event or the discovery of any facts, each of the kind described in Sections 2(d)(i)(B) or 3(e)(ii)-(vi) hereof, the Company shall be deemed to have used its best efforts to keep the Registration Statement effective during such period of suspension provided that the Company shall use its best efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Registration Statement and shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions or it is advised in writing by the Company that the use of the applicable Prospectus may be resumed.

               4. Underwritten Offering. The Holders of Registrable Certificates covered by a Shelf Registration Statement who desire to do so may sell such Registrable Certificates in an underwritten offering. In any such underwritten offering, the investment banker or bankers and manager or managers that will administer the offering will be selected by, and the underwriting arrangements with respect thereto will be approved by, the Holders of a majority of the Registrable Securities to be included in such offering; provided, however, that
(i) such investment bankers and managers and underwriting arrangements must be reasonably satisfactory to the Company and (ii) the Company shall not be obligated to arrange for more than one underwritten offering during the period such Shelf Registration Statement is required to be effective pursuant to
Section 2(b)(B) hereof. No Holder may participate in any underwritten offering contemplated hereby unless such Holder (a) agrees to sell such Holder's Registrable Certificates in accordance with any approved underwriting arrangements, (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such approved underwriting arrangements and (c) at least 20% of the outstanding Registrable Certificates are included in such underwritten offering. The Holders participating in any underwritten offering shall be responsible for any expenses customarily borne by selling securityholders, including underwriting discounts and commissions and fees and expenses of counsel to the selling securityholders.

               5. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless, each Initial Purchaser, each Holder and each person, if any, who controls any Initial Purchaser or any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Initial Purchaser, any Holder or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Certificates or Registrable Certificates were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchasers or any Holder furnished to the Company in writing by the Initial Purchasers or any selling Holder expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary Prospectus shall not inure to the benefit of any Person from whom the Person asserting any such losses, claims, damages or liabilities purchased Registrable Certificates, or any person controlling such seller, if a copy of the final Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such seller to such purchaser with or prior to the written confirmation of the sale of the Registrable Certificates to such Person, and if the final Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities. In connection with any underwritten offering permitted by Section 4, the Company will also indemnify the underwriters participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the 1933 Act and the 1934 Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement.

               (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each Initial Purchaser, the other selling Holders, and each of their respective directors, officers who sign the Registration Statement and each Person, if any, who controls the Company, any Initial Purchaser and any other selling Holder within the meaning of either
Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to the Initial Purchasers and the Holders, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

               (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, may elect to or upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing (i) by the Initial Purchasers in the case of the Initial Purchasers and related parties indemnified pursuant to paragraph (a) above, (ii) by the Majority Holders in the case of the Holders and related parties indemnified pursuant to paragraph (a) above, and (iii) by the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

               (d) If the indemnification provided for in paragraph (a) or paragraph (b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective aggregate principal amount of Registrable Certificates of such Holder that were registered pursuant to a Registration Statement.

               (e) The Company and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Certificates were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

               The indemnity and contribution provisions contained in this
Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers, any Holder or any person controlling any Initial Purchaser or any Holder, or by or on behalf of the Company, its officers or directors or any person controlling the Company, (iii) acceptance of any of the Exchange Certificates and (iv) any sale of Registrable Certificates pursuant to a Shelf Registration Statement.

               6. Miscellaneous. (a) Rule 144 and Rule 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company covenants that it will file the reports required to be filed by it under Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder, that if it ceases to be so required to file such reports, it will upon the request of any Holder of Registrable Certificates (i) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (ii) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act, and (iii) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Certificates without registration under the 1933 Act within the limitation of the exemptions provided by (x) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (y) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (z) any similar rules or regulations hereafter adopted by the SEC. Upon the reasonable request of any Holder of Registrable Certificates, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

               (b) Purchase and Sale of Certificates. The Company shall not, and the Company shall use its best efforts to cause its affiliates (as defined in Rule 405 under the 1933 Act) not to, purchase and then resell or otherwise transfer any Initial Certificates.

               (c) Trustees. The Trustees shall take such action as may be reasonably requested by the Company in connection with the Company satisfying its obligations arising under this Agreement; provided that the Company shall provide to the Trustee (as Trustee and in its individual capacity) such indemnity in connection therewith as the Trustee may reasonably request, subject to any separate fee arrangement between the Company and the Trustee.

               (d) No Inconsistent Agreements. The Company has not entered into nor will the Company on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Certificates in this Agreement or otherwise conflicts with the provisions hereof.

               (e) Amendments and Waivers. Except as otherwise expressly permitted in the Pass Through Trust Agreements or the Successor Pass Through Trust Agreements, the provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Certificates affected by such amendment, modification, supplement, waiver or departure; provided, however, that no amendment, modification, supplement or waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Certificates unless consented to in writing by such Holder.

               (f) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this
Section 6(f), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; and (ii) if to the Company, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(f).

               All such notices and communications shall be deemed to have been duly given when received or, if made by facsimile or telecommunication transmission, when received unless received outside of business hours, in which case on the next open of business on a Business Day.

               Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustees, at the address specified in the Pass Through Trust Agreements or the Successor Pass Through Trust Agreements, as the case may be.

               (g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Certificates in violation of the terms hereof or of the Purchase Agreement or the Pass Through Trust Agreements or Successor Pass Through Trust Agreements. If any transferee of any Holder shall acquire Registrable Certificates, in any manner, whether by operation of law or otherwise, such Registrable Certificates shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Certificates, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof. Upon the occurrence of the transfers contemplated by the Assignment and Assumption Agreements (as defined in the Pass Through Trust Agreements), the trustee of each Original Trust shall (without any further act) be deemed to have transferred all of its rights, title and interest in and to this Agreement to the trustee of the corresponding Successor Trust and, thereafter, the trustee of each Successor Trust shall be deemed to be the "Trustee" of such Successor Trust with the rights and obligations of a "Trustee" hereunder. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company with respect to any failure by any other Holder to comply with, or any breach by any other Holder of, any of the obligations of such other Holder under this Registration Rights Agreement.

               (h) Third Party Beneficiaries. The Holders shall be third party beneficiaries to the agreements made hereunder and to the obligations of the Company hereunder and shall have the right to enforce such agreements and obligations directly to the extent any such Holder deems such enforcement necessary or advisable to protect the rights expressed to be for its benefit hereunder.

               (i) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               (j) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (k) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

               (l) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        AMERICA WEST AIRLINES, INC.


                                        By:  /s/ Thomas T. Weir
                                             ----------------------------------
                                             Name:  Thomas T. Weir
                                             Title:  Vice President

                                        WILMINGTON TRUST COMPANY,
                                        not in its individual capacity
                                        but solely as Trustee under
                                        each of the Original Trusts


                                        By:  /s/ W. Chris Sponenberg
                                             ----------------------------------
                                             Name:  W. Chris Sponenberg
                                             Title:  Assistant Vice President

Confirmed and accepted as of
the date first above written:

SALOMON SMITH BARNEY INC.,
DEUTSCHE BANC ALEX. BROWN INC.,
MIZUHO INTERNATIONAL PLC,
BANC ONE CAPITAL MARKETS, INC.,
TOKYO-MITSUBISHI INTERNATIONAL PLC


By:      SALOMON SMITH BARNEY INC.

         By:    /s/ Roy Chandran
            --------------------------
                Name:  Roy Chandran
                Title:  Director